Exhibit 23.1
Skypath Networks, Inc.
SB-2 Amendment 1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent ot the use in the Registration Statement on Amendment 1 Form SB-2 of our report dated May 5, 2004, relating to the consolidated financial statements of Skypath Networks, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Prescott Chantellier Fontaine & Wilkinson, LLP
Providence, Rhode Island
June 4, 2004



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